United Development Co., L.P.-98.0
                              Financial Statements
                      For the year ended December 31, 2002
                                      with
                         Report of Independent Auditors

                         Report of Independent Auditors
                         ------------------------------




To the Partners of
    United Development Co., L.P.-98.0:


We have audited the accompanying balance sheet of United Development Co., L.P.-98.0 (the "Partnership") at December 31, 2002, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



                                               /s/Novogradac & Company


January 30, 2003

                      UNITED DEVELOPMENT CO., L.P.-98.0
                                  BALANCE SHEET
                                December 31, 2002

ASSETS
       Cash and cash equivalents                                                              $             1,337
       Restricted cash                                                                                     32,375
       Accounts receivable                                                                                345,753
       Land                                                                                               246,212
       Fixed assets, net of accumulated depreciation                                                    4,927,668
       Intangible assets, net of accumulated amortization                                                  69,845
                                                                                              --------------------

       Total assets                                                                           $         5,623,190
                                                                                              ====================

LIABILITIES AND PARTNERS' CAPITAL

  Liabilities
            Accounts payable                                                                  $            11,338
            Security deposits payable                                                                      32,375
            Accrued expenses                                                                               47,018
            Due to related parties                                                                        289,215
            Mortgage payable                                                                            1,878,910
                                                                                              --------------------
            Total liabilities                                                                           2,258,856

Partners' capital                                                                                       3,364,334
                                                                                              --------------------

 Total liabilities and partners' capital                                                      $         5,623,190
                                                                                              ====================

                             See accompanying motes

                        UNITED DEVELOPMENT CO., L.P.-98.0
                             STATEMENT OF OPERATIONS
                      For the year ended December 31, 2002





REVENUE
       Rental income                                                                          $           425,349
                                                                                              --------------------

       Total revenue                                                                                      425,349

OPERATING EXPENSES
       General and administrative                                                                             821
       Utilities                                                                                              828
       Tax and insurance                                                                                   85,346
       Management fee                                                                                      67,149
       Repairs and maintenance                                                                             31,460
       Marketing and advertising                                                                            1,875
       Legal and other professional fees                                                                   15,569
                                                                                              --------------------
       Total operating expenses                                                                           203,048
                                                                                              --------------------
Operating income                                                                                          222,301

OTHER REVENUES AND (EXPENSES)
       Interest income                                                                                      2,944
       Interest expense                                                                                  (166,322)
       Other expenses                                                                                      (4,913)
       Depreciation and amortization                                                                     (178,889)
                                                                                              --------------------

Net other revenues and (expenses)                                                                        (347,180)
                                                                                              --------------------

NET LOSS                                                                                      $          (124,879)
                                                                                              ====================

                             See accompanying motes

                        UNITED DEVELOPMENT CO., L.P.-98.0
                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                      For the year ended December 31, 2002





                                                                                                    Total
                                                        General               Limited             Partners'
                                                       Partners               Partners             Capital
                                                    ----------------      ----------------     ----------------

BALANCE, JANUARY 1, 2002                                       $  8           $ 3,489,205          $ 3,489,213

      Net loss                                                  (12)             (124,867)            (124,879)
                                                    ----------------      ----------------     ----------------

BALANCE, DECEMBER 31, 2002                                     $ (4)          $ 3,364,338          $ 3,364,334
                                                    ================      ================     ================


                             See accompanying motes

                        UNITED DEVELOPMENT CO., L.P.-98.0
                             STATEMENT OF CASH FLOWS
                      For the year ended December 31, 2002





CASH FLOWS FROM OPERATING ACTIVITIES
       Net income (loss)                                                                         $          (124,879)
       Adjustments to reconcile net income (loss) to cash
       provided by (used in) operating activities:
            Depreciation and amortization                                                                    178,889
            (Increase) decrease in accounts receivable                                                      (301,753)
            Increase (decrease) in accounts payable                                                              509
            Increase (decrease) in security deposits payable                                                  32,375
            Increase (decrease) in accrued expenses                                                           47,018
                                                                                                 ---------------------
                 Net cash provided by (used in) operating activities                                        (167,841)

CASH FLOWS FROM INVESTING ACTIVITIES
            (Increase) decrease in restricted cash                                                            89,866
            (Increase) decrease in land                                                                      (44,212)
            (Increase) decrease in fixed assets                                                             (325,934)
            (Increase) decrease in intangible assets                                                         (71,198)
                                                                                                 ---------------------
                 Net cash provided by (used in) investing activities                                        (351,478)

CASH FLOWS FROM FINANCING ACTIVITIES
            Proceeds from related parties                                                                     11,380
            Payoff of construction loan                                                                   (1,883,002)
            Proceeds from mortgage payable                                                                 1,878,910
                                                                                                 ---------------------
                 Net cash provided by (used in) financing activities                                           7,288

NET INCREASE (DECREASE) IN CASH                                                                             (512,031)

CASH AT BEGINNING OF YEAR                                                                                    513,368
                                                                                                 ---------------------

CASH AT END OF YEAR                                                                              $             1,337
                                                                                                 =====================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

       Disclosure for interest paid
       ----------------------------
       In 2002, cash paid for interest amounted to $174,705 with $8,383 capitalized into the building.

       Noncash transactions
       --------------------
       In 2002, construction costs payable of $56,398, construction in progress of $656,567 and developer fee of $181,542 were capitalized into the building.

                             See accompanying motes

                        UNITED DEVELOPMENT CO., L.P.-98.0
                             STATEMENT OF CASH FLOWS
                      For the year ended December 31, 2002

1.   General
     -------

     United Development Co., L.P.-98.0 (the "Partnership") was formed under the laws of the State of Tennessee to conduct the business of owning and operating real property located in Memphis, Tennessee. The Partnership owns Seniors First, a 101-home scattered site property (the "Property") developed and operated under the low-income housing tax credit program ("LIHC").

     The Partnership is ninety-nine and ninety-eight hundredths percent (99.98%) owned by the limited partner, WNC Housing Tax Credit Fund VI, Series 8, a California limited partnership. Harold E. Buehler, Sr. and Jo Ellen Buehler, collectively as the general partner, own one-hundredth of one percent (.01%) of the Partnership. The special limited partner, WNC Housing, L.P., owns the remaining one-hundredth of one percent (.01%) of the Partnership.

     The Partnership received an allocation of low-income housing credits from the Tennessee Housing Development Agency totaling $461,440 annually for ten years. To qualify for the tax credits, the Partnership must meet certain requirements, including attaining a qualified eligible basis sufficient to support the allocation, renting the Property pursuant to Internal Revenue Code Section 42 ("Section 42") which regulates the use of the Property as to occupant eligibility and unit gross rent, among other requirements. In addition, the Partnership executed a land use restriction agreement, which requires the Property to be in compliance with Section 42 for a minimum of fifteen years.


2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Basis of Accounting
     -------------------

     The Partnership prepares its financial statements on the accrual basis of accounting, which is consistent with accounting principles generally accepted in the United States of America.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. Restricted cash is not considered cash equivalents.

     Concentration of Credit Risk
     ----------------------------

     The Partnership places its temporary cash investments with high credit quality financial institutions. At times, the account balances may exceed the institution's federally insured limits. The Partnership has not experienced any losses in such accounts.

     Estimates
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

                        UNITED DEVELOPMENT CO., L.P.-98.0
                             STATEMENT OF CASH FLOWS
                      For the year ended December 31, 2002


2.   Summary of Significant Accounting Policies (Continued)
     ------------------------------------------------------

     Fixed Assets
     ------------

     Fixed assets are recorded at cost. Buildings for residential rental are depreciated over their estimated useful lives of 27.5 years under the straight-line method. Depreciation expense for the year ended December 31, 2002 was $177,536.

     Fixed assets consist of:

                Buildings                                  $          5,166,227
                Less:  accumulated depreciation                        (238,559)
                                                           ---------------------

                Net fixed assets                           $          4,927,668
                                                           =====================

     Intangible Assets
     -----------------

     Permanent loan costs of $45,948 are being amortized using the straight-line method over 30 years. Monitoring fees of $25,250 are being amortized using the straight-line method over 5 years. Amortization expense for the year ended December 31, 2002 was $1,353. Accumulated amortization was $1,353.

     Income Taxes
     ------------

     Income or loss of the Partnership is allocated .01% to the general partners, .01% to the special limited partner, and 99.98% to the limited partner. No income tax provision has been included in the financial statements since profit or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

     Economic Concentrations
     -----------------------

     The Partnership operates a scattered site property in Memphis, Tennessee. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the demand for such housing.


3.   Restricted Cash
     ---------------

     Restricted cash consists of tenant security deposits. As of December 31, 2002, the balance was $32,375.

                        UNITED DEVELOPMENT CO., L.P.-98.0
                             STATEMENT OF CASH FLOWS
                      For the year ended December 31, 2002



4.   Related Party Transactions
     --------------------------

     Accounts Receivable
     -------------------

     The management company receives rental assistance subsidies directly from the City of Memphis and Tennessee Housing Development Authority. The proceeds are then paid to the Partnership by the management company and included as rental revenue. As of December 31, 2002, the management company receivable was $338,195.

     Tenant receivables of $7,072 are included in the accounts receivable balance as of December 31, 2002.

     Due to Related Parties
     ----------------------

     Buehler Enterprises, Inc. manages the Property pursuant to a management agreement dated December 29, 2000. The management agreement provides for a management fee of 8% of monthly gross rental collections and an annual fee of $50,000. A management fee of $67,149 was charged to operations and a management fee of $51,275 was payable as of December 31, 2002, and included in due to related parties.

     The general partner has advanced funds on behalf of the Partnership to pay costs related to the construction of the Property. As of December 31, 2002, construction costs payable of $56,398 was included in due to related parties to be paid out of available cash flow.

     Pursuant to the Development Agreement, Buehler Enterprises, Inc., an affiliate of the general partner, earned a developer fee of $245,542 related to the development of the Property. The entire development fee has been capitalized into the buildings. As of December 31, 2002, $181,542 of the developer fee payable was included in due to related parties.

                        UNITED DEVELOPMENT CO., L.P.-98.0
                             STATEMENT OF CASH FLOWS
                      For the year ended December 31, 2002

5.   Mortgage Payable
     ----------------

     The balance sheet reflects a permanent loan from SouthTrust Bank secured by the Property. The permanent loan has been allocated to each of the 101 homes by SouthTrust Bank and a deed has been executed for each separate building. The terms are set forth below:

         Loan Amount:                   $1,883,002
         Maturity Date:                 November 1, 2017
         Interest Rate:                 8.64%

     As of December 31, 2002, the permanent loan payable balance was $1,878,910. Principal and interest are due on the first day of each month until November 1, 2017 when all unpaid interest and principal will be due and payable

                       2003                            $              14,047
                       2004                                           15,310
                       2005                                           16,686
                       2006                                           18,187
                       2007                                           19,822
                       Thereafter                                  1,794,858
                                                       ----------------------
                                                       $           1,878,910
                                                       ======================


6.   Commitments and Contingencies
     -----------------------------

     The Property's low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct non-compliance within a specific time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

                        UNITED DEVELOPMENT CO., L.P.-98.0
                             STATEMENT OF CASH FLOWS
                      For the year ended December 31, 2002





CASH FLOWS FROM OPERATING ACTIVITIES
       Net income (loss)                                                                         $          (124,879)
       Adjustments to reconcile net income (loss) to cash
       provided by (used in) operating activities:
            Depreciation and amortization                                                                    178,889
            (Increase) decrease in accounts receivable                                                      (301,753)
            Increase (decrease) in accounts payable                                                              509
            Increase (decrease) in security deposits payable                                                  32,375
            Increase (decrease) in accrued expenses                                                           47,018
                                                                                                 ---------------------
                 Net cash provided by (used in) operating activities                                        (167,841)

CASH FLOWS FROM INVESTING ACTIVITIES
            (Increase) decrease in restricted cash                                                            89,866
            (Increase) decrease in land                                                                      (44,212)
            (Increase) decrease in fixed assets                                                             (325,934)
            (Increase) decrease in intangible assets                                                         (71,198)
                                                                                                 ---------------------
                 Net cash provided by (used in) investing activities                                        (351,478)

CASH FLOWS FROM FINANCING ACTIVITIES
            Proceeds from related parties                                                                     11,380
            Payoff of construction loan                                                                   (1,883,002)
            Proceeds from mortgage payable                                                                 1,878,910
                                                                                                 ---------------------
                 Net cash provided by (used in) financing activities                                           7,288

NET INCREASE (DECREASE) IN CASH                                                                             (512,031)

CASH AT BEGINNING OF YEAR                                                                                    513,368
                                                                                                 ---------------------

CASH AT END OF YEAR                                                                              $             1,337
                                                                                                 =====================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

       Disclosure for interest paid
       ----------------------------
       In 2002, cash paid for interest amounted to $174,705 with $8,383 capitalized into the building.

       Noncash transactions
       --------------------
       In 2002, construction costs payable of $56,398, construction in progress of $656,567 and developer fee of $181,542 were capitalized into the building.

                             See accompanying motes